  As filed with the Securities and Exchange Commission on September 30, 1996

                                                   REGISTRATION NO. 33-_________

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                              __________________

                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933
                              __________________

                               KYZEN CORPORATION
            (Exact name of Registrant as specified in its charter)
                              __________________

                  UTAH                                 87-0475115
          (State of Incorporation)                  (I.R.S. Employer
                                                   Identification No.)
                               __________________

                          430 Harding Industrial Drive
                              Nashville, TN 37211
                                 (615) 831-0888

         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                       1994 STOCK OPTION PLAN, AS AMENDED
                       109,702 OUTSTANDING STOCK OPTIONS

                            (Full title of the Plan)
                               __________________

            Kyle J. Doyel                              Copy to:
    430 Harding Industrial Drive                 Norman R. Miller, Esq.
         Nashville, TN 37211              Wolin, Fuller, Ridley & Miller LLP
(Name and Address of Agent for Service)         3100 Bank One Center
           (615) 831-0888                          1717 Main Street
(Telephone Number, including Area Code,           Dallas, Texas 75201
       of Agent for Service)                        (214) 939-4900

                              __________________

                        CALCULATION OF REGISTRATION FEE

===================================================================================================
Title of Each of Class                       Proposed Maximum    Proposed Maximum      Amount of
 of Securities to be      Amount to be        Offering Price        Aggregate        Registration
    Registered             Registered         Per Share/1/      Offering Price /1/        Fee
- ---------------------------------------------------------------------------------------------------
 Class A Common Stock,
  $.01 par value per share    709,702            $3.25             $2,306,531             $795
===================================================================================================

/1/ Based on the last reported sales price of the Class A Common Stock of Kyzen Corporation as reported on the NASDAQ Small-Cap Market on September 26, 1996, pursuant to Rule 457(c) and (h).

                               KYZEN CORPORATION

                       1994 STOCK OPTION PLAN, AS AMENDED
                       109,702 OUTSTANDING STOCK OPTIONS

                             ______________________

                                 709,702 SHARES


                              CLASS A COMMON STOCK
                                ($.01 PAR VALUE)

                             ______________________

     Shares of Class A Common Stock covered by this Prospectus are being offered by Kyzen Corporation (the "Company") to holders of options granted pursuant to the Company's 1994 Stock Option Plan, as amended (the "1994 Plan"), and to holders of 109,702 outstanding stock options previously issued to employees of the Company. These securities have been registered under the Securities Act of 1933, as amended (the "Securities Act").


                            ______________________


     Certain officers of the Company should be aware, in the case of the grant and exercise of options and the resale of shares acquired upon exercise of options, of the reporting requirements applicable to them under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and of the six-month short-swing recapture provisions that may be applicable to them under
Section 16(b) of the Exchange Act.

     The executive office of the Company is located at 430 Harding Industrial Drive, Nashville, Tennessee 37211. Its telephone number is (615) 831-0888.

     This Prospectus also covers an indeterminate number of additional shares which may be issuable upon exercise of the options in the event of a stock dividend, split-up of shares, recapitalization or other similar change in the Class A Common Stock.

                            ______________________

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
               THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                 SECURITIES COMMISSION NOR HAS THE COMMISSION OR
                 ANY STATE SECURITIES COMMISSION PASSED UPON THE
                     ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
                      ANY REPRESENTATION TO THE CONTRARY IS
                               A CRIMINAL OFFENSE.

                             ______________________

                The date of this Prospectus is September 30, 1996.

                                TABLE OF CONTENTS

                                                        Page
                                                        ----

The Company's 1994 Stock Option Plan                       1

Prior Outstanding Options                                  3

Certain Reporting Requirements and Resale Conditions       3

Tax Considerations                                         4

Incorporation of Certain Documents by Reference            4

Experts                                                    5

Additional Information                                     5

                             ______________________

     No person is authorized to give any information or to make any representations, other than those contained or incorporated by reference in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which it relates or an offer to sell or a solicitation of an offer to buy such securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or thereof or that the information contained or incorporated by reference herein or therein is correct as of any time subsequent to its date.

                             ______________________

                              1994 STOCK OPTION PLAN

GENERAL

     Kyzen Corporation (the "Company") is hereby offering shares of its Class A Common Stock, $.01 par value (the "Class A Common Stock"), to holders of options granted under the 1994 Plan and to holders of 109,702 outstanding stock options.

     The 1994 Plan provides for the grant of both incentive stock options ("ISO"), within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and nonqualified options. An aggregate of 600,000 shares has been reserved for issuance under the 1994 Plan, subject to adjustment in the event of a stock dividend, combination, or reclassification or similar event. The 1994 Plan was adopted by the Board of Directors and approved by the stockholders on January 10, 1994. The 1994 Plan will terminate on January 10, 2004. On January 1, 1996, options for the purchase of 347,132 shares were outstanding under the 1994 Plan.


  Administration

     The 1994 Plan is administered by the Compensation Committee (the "Committee") of the Board of Directors, which consists of not less than two directors who are "disinterested persons" as defined in Rule 16b-3 of the Securities Exchange Act of 1934, as amended. The Committee has the authority to grant options, to determine whether an option is to be an incentive stock option ("ISO") or a nonqualified stock option, the exercise price, the period during which the option may be exercised, and any other terms or conditions of the option. The Board of Directors may from time to time appoint members of the Committee in substitution for, or in addition to, members previously appointed and may fill vacancies in the Committee.


  Eligibility

     Options may be granted only to persons (the "Optionees") who, on the date of grant, are determined by the Committee to be employees, officers, directors and consultants of the Company. In making such determination, the Committee shall take into account the nature of the services rendered by eligible persons, their present and potential contributions to the Company's success and such other factors as the Committee shall deem relevant.

     If granted to an employee, an option may at the time of grant be designated an ISO within the meaning of the provisions of Section 422 of the Internal Revenue Code, as amended (the "Code"). The aggregate fair market value (determined as of the time the option is granted) of the stock for which an eligible employee may be granted an ISO in any calendar year may not exceed $100,000, plus any "unused limit carryover" to such year.


  Option Price

     The purchase price per share of the Class A Common Stock covered by each option shall be established by the Committee, but shall be not less than the fair market value of a share of Class A Common Stock on the date the option is granted. In the case of an employee who, at the time the option is granted, owns Class A Common Stock possessing more than 10% of the total combined voting power of all classes of capital stock of the Company (a "10% Holder"), the exercise price per share of each option covered by any ISO shall be not less than 110% of the fair market value per share of the Class A Common Stock on the date the ISO is granted.


  Term and Exercise of Options

     The term of each option shall be fixed by the Committee but shall not exceed ten years from the date of grant. The term of an ISO granted to a 10% Holder shall be no more than five years from the date of grant.

     An ISO shall not be exercisable by the Optionee while there is outstanding any other ISO which was earlier granted to such Optionee.

     The holder of an option may pay the option price in (1) cash, (2) check,
(3) other shares of the Company, (4) authorization for the Company to retain from the total number of shares to be issued that number of shares having a fair market value on the date of exercise equal to the exercise price for the total number of shares, (5) irrevocable instructions to a broker to deliver to the Company the amount of sale or loan proceeds required to pay the exercise price,
(6) delivery of an irrevocable subscription agreement for the shares which irrevocably obligates the option holder to take and pay for shares not more than 12 months after the date of the delivery of the subscription agreement, (7) any combination of the foregoing methods of payment, or (8) other consideration or method of payment for the issuance of shares as may be permitted under applicable law. The options are non-transferable except by will or by the laws of descent and distribution. Upon dissolution, liquidation, merger, sale of stock or sale of substantially all assets, outstanding options, notwithstanding the terms of the grant, will become exercisable in full at least 10 days prior to the transaction. The Stock Option Plan is subject to amendment or termination at any time and from time to time, subject to certain limitations.

     The Stock Option Plan provides for the formula grant at fair market value on the date of the grant of 5,000 options to each Director upon initial election to the Board of Directors, and 5,000 options to each Director upon re-election to the Board of Directors.


  Non-Transferability; Termination

     Options granted under the 1994 Plan are not transferable, except by will or by the laws of descent and distribution. An Optionee who terminates his relationship with the Company or a subsidiary may exercise his option to the extent the option was exercisable at the time of termination of his employment or service as a director at any time within 90 days after such termination but not more than ten years after the date on which such option was granted or the expiration of the option, if earlier (five years in the case of a 10% Holder). However, if the position of an Optionee is terminated by the Company or a subsidiary for cause, or if the Optionee terminates his employment or position voluntarily and without the consent of the Company or a subsidiary, the option granted to such person to the extent not theretofore exercised will terminate immediately.


  Death or Disability

     If an Optionee dies or becomes permanently and totally disabled while employed by the Company or a subsidiary, the period of exercise of the option will be extended to nine months after the date of death or the date of the permanent and total disability of the Optionee, but in either case not more than ten years after the date the option was granted or beyond the expiration date of the option, if earlier. In the event that an Optionee's option is exercisable in installments, upon the Optionee's death or permanent and total disability at any time subsequent to the first anniversary of the grant of the option, the option will be exercisable as to all shares remaining subject to option.


  Adjustments Upon Changes in Capitalization

     The option price and the number of shares as to which an option shall be exercisable at any time will be adjusted in the event of changes in the outstanding Class A Common Stock of the Company by reason of a stock dividend, stock split, recapitalization, merger, consolidation, combination or exchange of shares, spin-off, reorganization, liquidation or similar event.

  Termination and Amendment of the Plan

     The Board of Directors may, at any time prior to termination of the 1994 Plan, suspend, terminate, modify or amend the 1994 Plan; provided that an increase in the aggregate number of shares reserved for issuance upon the exercise of options, any reduction in the purchase price of the shares covered by an option, any extension of the period during which options may be granted or exercised, or any material modification in the requirements as to eligibility for participation in the 1994 Plan shall be subject to the approval of stockholders.


                            PRIOR OUTSTANDING OPTIONS

     The Company has outstanding stock options to employees to purchase 109,702 shares of Class A Common Stock at an average exercise price of $0.188 per share. These options expire in June 2002 through January 2004.


               CERTAIN REPORTING REQUIREMENTS AND RESALE CONDITIONS

  Section 16 - Reporting Requirements; Short Swing Profits Liability

     The reporting requirements of Section 16(a) under the Exchange Act and the "short swing profits" provisions of Section 16(b) under the Exchange Act may be applicable to certain holders of options under the Plan or otherwise who acquire shares of Class A Common Stock or who sell shares of Class A Common Stock acquired. These provisions of the law will be applicable to each person who is a beneficial owner, directly or indirectly, of 10% of any class of registered equity security of the Company, or who is an officer or director of the Company. Under Section 16(a) of the Exchange Act, each such person will be required to file a report with the Securities and Exchange Commission (the "Commission") upon becoming such beneficial owner, officer or director, and a further statement within ten days from the close of any calendar month during which any change in such person's beneficial ownership shall occur. Under Section 16(b) of the Exchange Act, any such beneficial owner, officer or director may be held liable for the amount of all profits resulting from the sale and purchase, or purchase and sale, of equity securities of the Company within any period of less than six months.


  Affiliate Status - Rule 144

     In addition to the foregoing, certain holders of options under the Plan or otherwise may be deemed to be "affiliates" of the Company, within the meaning of Rule 144 under the Securities Act, because of their position in the Company and their stock ownership and, as a result, may be subject to certain restrictions in connection with the sale of shares of Class A Common Stock acquired upon exercise of the options. Generally, Rule 144 provides that an "affiliate" is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company and that, unless otherwise exempt from the sale provisions of Rule 144, such person may only sell shares of Class A Common Stock acquired under the Plan if (i) the Company is current with respect to its filing requirements with the Commission,
(ii) the amount of shares to be sold does not exceed the quantity limitations set forth in Rule 144, (iii) the sale is executed through a broker in an ordinary brokerage transaction or a market marker in such securities, and (iv) an appropriate reporting form (Form 144) has been filed by such person with the Commission before or concurrently with the sale of such shares. Under Rule 144(k), if any such persons cease to be an affiliate, they may sell such shares after three months if a period of three years has elapsed from the date the shares were acquired, without regard to the value depreciation, manner of sale, notice or current public information requirements of the Rule. The Company is not obligated to provide any registration for resale of Class A Common Stock. Because of the complex legal questions and potential liabilities involved in connection with the purchase or sale of any Class A Common Stock that may be acquired upon exercise of the options, each person acquiring shares of Class A Common Stock should consult his or her personal legal advisor prior to any acquisition or sale of such Class A Common Stock.

                              TAX CONSIDERATIONS

     Options that are presently outstanding or subsequently granted under the 1994 Plan, if granted to employees of the Company or a subsidiary and are so designated, constitute ISOs under Section 422 of the Code, and options that may be granted under, are outstanding, or that may be subsequently granted to non-employees and are so designated, will constitute options that are not qualified under Section 422 of the Code ("Nonqualified Options").

     Under the applicable provisions of the Code, the holder of a Nonqualified Option granted under the 1994 Plan realizes no taxable income upon receipt of the option but will realize compensation upon the exercise of any such option, taxable as ordinary income to the extent that the fair market value on the date of exercise exceeds the option price. The Company is entitled to a deduction from income in an equal amount at the same time the Optionee realizes such income.

     The holder of an ISO granted under the 1994 Plan, if the conditions of
Section 422 of the Code are satisfied, including certain employment requirements, will realize no taxable income upon receipt or exercise of such option (subject to certain alternative minimum tax consequences described below) and any difference between the option price and the amount received on a subsequent sale of the shares acquired through the exercise of such option will constitute capital gain or loss, assuming the holder held the shares as a capital asset. The Company will not be allowed an income tax deduction in connection with the granting or exercise of such option. However, in order to obtain the full tax benefits of Section 422, an employee exercising an ISO, except in the case of death, may not dispose of the shares acquired upon the exercise of such option within two years from the date the option is granted to him and must hold such shares for at least one year after the transfer of such shares to him. If such holding period requirements are not met, the gain, if any, realized by such employee will be taxed as ordinary income for the taxable year of disposition to the extent of the difference between the option price and the fair market value of the shares on the date the option was exercised, and the Company will be entitled to a deduction from income for tax purposes in an equal amount at the time the employee realizes such ordinary income. Any additional gain will be taxable to the employee as capital gain and will have no tax effect on the Company.

     Upon exercise of an ISO, the difference between the option price and the fair market value of shares acquired upon the exercise of such option is an alternative minimum tax preference to the exercising employee includable for purposes of making the alternative minimum tax calculation for the year in which the ISO was exercised. The alternative minimum tax is payable only if it exceeds the exercising employee's regular tax.

     The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, and is not qualified under Section 401(a) of the Code.

     Since the fact situation concerning each individual participant in the Plan may differ, each participant should consult his or her own tax advisor only with respect to the federal income tax consequences of the grant or exercise of an option and with respect to any state tax law consequence.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company hereby incorporates by reference in this Prospectus the following documents:

       (a) The Company's Registration Statement on Form SB-2 (File No. 33-91854-
   A), which was declared effective by the Commission on August 4, 1995, pursuant to the Securities Act.

       (b) The Company's Form 10-Q for the fiscal quarter ended March 31, 1996.

       (c) The description of the Class A Common Stock of the Company incorporated by reference in its Registration Statement on Form 8-A (File No. 0-26434), as amended, which was declared effective by the Commission on August 4, 1995, pursuant to Section 12(b) and (g) of the Exchange Act.

       All documents filed with the Commission by the Company subsequent to the date of this Prospectus pursuant to Section 13, 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained in this Prospectus or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


                                    EXPERTS

       The financial statements and schedules for each of the three years in the period ended December 31, 1995 which are incorporated by reference in this Prospectus have been audited by Price Waterhouse LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.


                            ADDITIONAL INFORMATION

       The Company is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by the Company with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, DC 20549, and at the regional offices of the Commission located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 65064, and 7 World Trade Center, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, Washington, DC 20549, at prescribed rates.

       The Company has filed with the Commission a registration statement on Form S-8 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act with respect to the Plan and the shares of Class A Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement. Any statements contained herein concerning the contents of any document (including the Plan) are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or incorporated therein by reference. Each such statement is qualified in its entirety by such reference. For further information, reference is hereby made to the Registration Statement.

       Any person receiving a copy of this Prospectus may obtain, without charge, upon written or oral request, a copy of (i) any of the documents incorporated by reference herein, except for the exhibits to such documents, and (ii) any documents required to be delivered pursuant to Rule 428(b) under the Securities Act. Requests may be directed to: Benjamin D. Wolfley, Treasurer, Kyzen Corporation, 430 Harding Industrial Drive, Nashville, Tennessee 37211; telephone number (615) 831-0888; telecopy number (615) 831-0889.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  Incorporation of Documents by Reference.

     The following documents hereto filed or to be filed by Kyzen Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein:

       (a) The Company's Registration Statement on Form SB-2 (File No. 33-91854-
   A), which was declared effective by the Commission on August 4, 1995.

       (b) The Company's Form 10-Q for the fiscal quarter ended March 31, 1996.

       (c) The description of the Common Stock of the Company incorporated by reference in its Registration Statement on Form 8-A (File No. 0-26434), as amended, which was declared effective by the Commission on August 4, 1995.

     All documents filed by the Company subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective dates of filing of such documents.

ITEM 4.  Description of Securities.

     Not applicable.

ITEM 5.  Interests of Named Experts and Counsel.

     Not applicable.

ITEM 6.  Indemnification of Directors and Officers.

     Under Utah law and the Company's Bylaws, an officer or director of the Company is entitled to indemnification from the Company against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative. No director of the Company is liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to the Company or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of laws; (iii) under Utah General Corporation Law; or (iv) for any transaction from which the director derives an improper personal benefit.

ITEM 7.  Exemption from Registration Claimed.

     Not applicable.

ITEM 8.  Exhibits.

     The documents listed below are filed as exhibits to this Registration Statement.

     Exhibit No.          Description
     -----------           -----------

          5        Opinion of Wolin, Fuller, Ridley & Miller LLP
         23.1      Consent of Wolin, Fuller, Ridley & Miller LLP (included
                   in opinion filed as Exhibit 5)
         23.2      Consent of Price Waterhouse LLP


ITEM 9.  Undertakings.

     The undersigned Registrant hereby undertakes:

       (9) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (l)(1) and (l)(2) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Sections 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

       (10) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

       (11) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering; and

       (12) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the provisions described in Item 6 of this Registration Statement, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit, or proceeding)is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                    SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on the 26th day of September, 1996.

                                 KYZEN CORPORATION

                                 By:/s/ KYLE J. DOYEL
                                    _____________________________________
                                    Kyle J. Doyel
                                    President and CEO


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Company and in the capacities and on the dates indicated.


Signature                            Title                        Date
- ---------------------  ----------------------------------  ------------------

/s/ KYLE J. DOYEL                                          September 26, 1996
- ---------------------   President, CEO and Director
Kyle J. Doyel          (Principal Executive Officer)

/s/ BENJAMIN D. WOLFLEY
____________________   Treasurer (Principal Financial      September 26, 1996
Benjamin D. Wolfley    and Accounting Officer)

/s/ MICHAEL L. BIXENMAN
____________________   Chairman of the Board,              September 26, 1996
Michael L. Bixenman    Vice President and Director

/s/ THOMAS M. FORSYTHE
____________________   Vice President and Director         September 26, 1996
Thomas M. Forsythe

/s/ JOHN A. DAVIS, III
____________________   Director                            September 26, 1996
John A. Davis, III

/s/ PETER J. MURPHY
____________________   Director                            September 26, 1996
Peter J. Murphy

/s/ LARRY A. LOFGREEN
____________________   Director                            September 26, 1996
Larry A. Lofgreen

/s/ JAMES R. GORDON
____________________   Director                            September 26, 1996
James R. Gordon

                                       3